Filed Pursuant to Rule 424(b)(5)
Registration No. 333-251074

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 2, 2020)

3,576,180 Shares

Common Stock

We are offering 3,576,180 shares of our common stock, $1.00 par value per share.

Our common stock is listed on the New York Stock Exchange (or the “NYSE”) under the symbol “SWX,” and the last reported sale price of our common stock on the NYSE on March 7, 2023 was $60.12 per share.

Investing in shares of our common stock involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement and Item 1A “Risk Factors” beginning on page 10 of our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2023, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Per Share	Total
Public Offering Price	$60.12	$214,999,941.60
Underwriting Discount	$2.0291	$7,256,426.84
Proceeds to us (before expenses)	$58.0909	$207,743,514.76

We have granted the underwriters a 30-day option to purchase up to 536,427 additional shares of common stock from us at the public offering price, less the underwriting discount.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares to purchasers on or about March 10, 2023.

Joint Book-Running Managers

J.P. Morgan	BofA Securities

Co-Managers

MUFG	KeyBanc Capital Markets	TD Securities	BTIG	Wells Fargo Securities	BNY Mellon Capital Markets, LLC

The date of this prospectus supplement is March 8, 2023.

Prospectus Supplement

Prospectus

S-i

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus that we may provide you in connection with the sale of shares of our common stock offered hereby. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell any securities in any jurisdiction where such offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or the documents incorporated herein or therein by reference is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. Any information contained on or accessible through our Internet site is not incorporated herein and does not constitute part of this prospectus supplement or the accompanying prospectus.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

This document consists of two parts. The first part is comprised of this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering.

Before investing in our common stock, please read and consider all information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein together with the additional information described under the section entitled “Available Information.” You should also read and consider the information set forth in the section entitled “Risk Factors” in each of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before you make an investment decision.

We are not making any representation to any purchaser of shares of our common stock regarding the legality of an investment in shares of our common stock by such purchaser. You should not consider any information in this prospectus supplement or the accompanying prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in shares of our common stock.

When we use the terms the “Company,” “we,” “our,” or “us,” we are referring to Southwest Gas Holdings, Inc., together with our subsidiaries, except where the context otherwise requires or where otherwise indicated. The term “Southwest Gas Holdings” refers to Southwest Gas Holdings, Inc. without its consolidated subsidiaries. The term “Southwest” refers to our subsidiary, Southwest Gas Corporation. The term “Centuri” refers to Centuri Group, Inc., a wholly owned subsidiary of Southwest Gas Holdings that represents its utility infrastructure services segment.

Our common stock is being offered only for sale in jurisdictions where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering of shares of our common stock in other jurisdictions also may be restricted by law. Persons who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See “Underwriting (Conflict of Interest)” beginning on page S-12 of this prospectus supplement.

S-iii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus supplement, the accompanying prospectus and the documents we incorporate by reference herein and therein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). All statements other than statements of historical fact included or incorporated by reference in this prospectus supplement and the accompanying prospectus are forward-looking statements, including, without limitation, statements regarding the Company’s plans, objectives, goals, intentions, projections, strategies, future events or performance, negotiations, and underlying assumptions. The words “may,” “if,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “continue,” “forecast,” “intend,” “endeavor,” “promote,” “seek,” and similar words and expressions are generally used and intended to identify forward-looking statements. For example, statements regarding operating margin patterns, the proposed separation of Centuri from Southwest Gas Holdings, the consummation of this offering, including the anticipated use of the net proceeds hereof, customer growth, the composition of our customer base, price, seasonal patterns, the ability to pay debt, the Company’s company-owned life insurance strategy, the magnitude of future acquisition or divesture purchase price true-ups and related impairments or losses related thereto, replacement market and new construction market, plans to refinance near-term maturities, impacts from pandemics, including on our employees, customers, business, our financial position, earnings, bad debt expense, work deployment and related uncertainties, expected impacts of valuation adjustments associated with any redeemable noncontrolling interests, the profitability of storm work, mix of work, or absorption of fixed costs by larger infrastructure services customers including Southwest, the impacts of U.S. tax reform including disposition in any regulatory proceeding and bonus depreciation tax deductions, the impact of recent Pipeline and Hazardous Materials Safety Administration rulemaking, the amounts and timing for completion of estimated future construction expenditures, plans to pursue infrastructure programs or programs under SB151 legislation, forecasted operating cash flows and results of operations, net earnings impacts or recovery of costs from gas infrastructure replacement and Customer-owned Yard Line programs and surcharges, funding sources of cash requirements, amounts generally expected to be reflected in future period revenues from regulatory rate proceedings including amounts requested or settled from recent and ongoing general rate cases or other regulatory proceedings, PGA administration and recovery and timing, and other rate adjustments, sufficiency of working capital and current credit facilities or the ability to cure negative working capital balances, bank lending practices, the Company’s views regarding its liquidity position, ability to raise funds and receive external financing capacity and the intent and ability to issue various financing instruments and stock under the existing at-the-market equity program or otherwise, if necessary, future dividends or increases to our board of directors’ current target dividend payout ratio, pension and postretirement benefits, certain impacts of tax acts, the effect of any other rate changes or regulatory proceedings, contract or construction change order negotiations, impacts of accounting standard updates, statements regarding future gas prices, gas purchase contracts and pipeline imbalance charges or claims related thereto, recoverability of regulatory assets, the impact of certain legal proceedings or claims, and the timing and results of future rate hearings, including any ongoing or future general rate cases and other proceedings, and statements regarding pending approvals are forward-looking statements. All forward-looking statements are intended to be subject to the safe harbor protection provided by the Reform Act.

A number of important factors affecting the business and financial results of the Company could cause actual results to differ materially from those stated in the forward-looking statements. These factors include, but are not limited to, customer growth rates, conditions in the housing market, inflation, interest rates and related government actions, sufficiency of labor markets and ability to timely hire qualified employees or similar resources, acquisition and divesture decisions, including prices paid or received and their impacts to impairments, write-downs, or losses generally, the impacts of pandemics including that which may result from a restriction by government officials or otherwise, including impacts on employment in our territories, the health impacts to our customers and employees, the ability to collect on customer accounts due to the suspension or lifted moratorium on late fees or service disconnection in any or all jurisdictions, the ability to obtain regulatory recovery of related costs, the ability of the infrastructure services business to conduct work and the impact of a delay or termination of work, and decisions of Centuri customers (including Southwest) as to whether to pursue

S-iv

capital projects due to economic impacts resulting from a pandemic or otherwise, the ability to recover and timing thereof related to costs associated with the PGA mechanisms or other regulatory assets or programs, the effects of regulation/ deregulation, governmental or regulatory policy regarding pipeline safety, greenhouse gas emissions, natural gas or alternative energy, the regulatory support for ongoing infrastructure programs or expansions, the timing and amount of rate relief, the timing and methods determined by regulators to refund amounts to customers resulting from U.S. tax reform, changes in rate design, variability in volume of gas or transportation and storage service sold to customers, changes in gas procurement practices, changes in capital requirements and funding, the impact of credit rating actions and conditions in the capital markets on financing costs, the impact of variable rate indebtedness associated with a discontinuance of LIBOR including in relation to amounts of indebtedness then outstanding, changes in construction expenditures and financing, levels of or changes in operations and maintenance expenses, effects of pension or other postretirement benefit expense forecasts or plan modifications, accounting changes and regulatory treatment related thereto, currently unresolved and future liability claims and disputes, changes in pipeline capacity for the transportation of gas and related costs, results of Centuri bid work, the impact of weather on Centuri’s operations, projections about acquired business’ earnings, or those that may be planned, future acquisition-related costs, differences between actual experience and projections in costs to integrate or stand up portions of newly acquired business operations, impacts of changes in the value of any redeemable noncontrolling interests if at other than fair value, Centuri utility infrastructure expenses, differences between actual and originally expected outcomes of Centuri bid or other fixed-price construction agreements, outcomes from contract and change order negotiations, ability to successfully procure new work and impacts from work awarded or failing to be awarded from significant customers (collectively, including from Southwest), the mix of work awarded, the amount of work awarded to Centuri following work stoppages or reduction, the result of productivity inefficiencies from regulatory requirements, customer supply chain challenges, or otherwise, delays in commissioning individual projects, acquisitions and management’s plans related thereto, the ability of management to successfully finance, close, and assimilate any acquired businesses, the impact on our stock price or our credit ratings due to undertaking or failing to undertake acquisition or divestiture activities or other strategic endeavors, the impact on our stock price, costs, actions or disruptions or continuation thereof related to significant stockholders and their activism, competition, our ability to raise capital in external financings, our ability to continue to remain within the ratios and other limits subject to our debt covenants, and ongoing evaluations in regard to goodwill and other intangible assets. In addition, the Company can provide no assurance that its discussions regarding certain trends or plans relating to its financing and operating expenses will continue, proceed as planned, cease to continue, or fail to be alleviated, in future periods. Additional factors that could cause actual results to differ and that you should consider prior to investing in our securities are discussed under the heading “Risk Factors” and in other sections of this prospectus supplement, the accompanying prospectus and our current and periodic reports, and other filings, filed from time to time with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Incorporation by Reference” and “Available Information” below and for information about how to obtain copies of those documents. All forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are made only as of the date of the document in which they are contained, based on information available to us as of the date of that document, and we caution you not to place undue reliance on forward-looking statements in light of the risks and uncertainties associated with them. We assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

S-v

AVAILABLE INFORMATION

We are required to file annual, quarterly and current reports and other information with the SEC. Our filings with the SEC are available to the public through the SEC’s Internet site at http://www.sec.gov.

Southwest Gas Holdings and Southwest have jointly filed with the SEC an automatic shelf registration statement on Form S-3 relating to the securities covered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are a part of the registration statement and do not contain all the information in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to a contract or other document of the Company, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s Internet site.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be a part of this prospectus supplement.

Any reports that we file with the SEC on or after the date of this prospectus supplement and before the date that the offering of shares of our common stock is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference into this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any documents previously incorporated by reference into this prospectus supplement have been modified or superseded. We specifically incorporate by reference into this prospectus supplement the following documents filed with the SEC (other than, in each case, documents or information deemed furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of Form 8-K, and no such information shall be deemed specifically incorporated by reference hereby):

•	Annual Report on Form 10-K for the year ended December 31, 2022;

•	Current Reports on Form 8-K and Form 8-K/A, as applicable, filed on February 14, 2023, February 21, 2023 and March 7, 2023;

•

The sections of Southwest Gas Holdings, Inc.’s Definitive Proxy Statement on Schedule 14A filed on March 24, 2022 that are specifically incorporated by reference into the Annual Report on Form 10-K of Southwest Gas Holdings, Inc. and Southwest Gas Corporation for the year ended December 31, 2021.

•

The description of the Company’s common stock contained in Exhibit 4.25 to the Company’s Annual Report on Form 10-K filed on February 28, 2023, including any amendment or reports filed for purposes of updating such description; and

•

Any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or after the date of this prospectus supplement until the termination of the offering of shares of our common stock.

S-vi

You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus supplement (excluding certain exhibits unless they are specifically incorporated by reference in any such documents) at no cost to you by writing or telephoning us at the following:

Southwest Gas Holdings, Inc.

8360 S. Durango Dr.

P.O. Box 98510

Las Vegas, Nevada 89193-8510

Attention: Corporate Secretary

Telephone: (702) 876-7237

S-vii

SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in shares of our common stock. You should read this entire prospectus and the documents incorporated by reference carefully, including the sections entitled “Risk Factors” and “Description of Capital Stock” and the financial statements and related notes thereto included or incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety before making an investment decision.

Southwest Gas Holdings, Inc.

Southwest Gas Holdings, Inc., a Delaware corporation, is a holding company headquartered in Las Vegas, Nevada. Through our wholly owned subsidiaries, Southwest and Centuri, we operate in two business segments: natural gas distribution and utility infrastructure services.

Southwest, incorporated in March 1931 under the laws of the state of California, and its subsidiaries provide regulated natural gas delivery services to customers in portions of Arizona, Nevada, and California. Public utility rates, practices, facilities, and service territories of Southwest are subject to regulatory oversight. The timing and amount of rate relief can materially impact results of operations. Natural gas purchases and the timing of related recoveries can materially impact liquidity. Results for the natural gas distribution segment are higher during winter periods due to the seasonality incorporated in its regulatory rate structures.

On February 14, 2023, we completed the sale of all of the equity interests in MountainWest Pipelines Holding Company, our wholly owned subsidiary (“MountainWest”), to a subsidiary of The Williams Companies, Inc. for $1.5 billion in total enterprise value, including approximately $1.08 billion in cash. See “—Recent Developments—MountainWest Sale.”

Centuri is a strategic utility infrastructure services company dedicated to partnering with North America’s electric and gas providers to build and maintain the energy network that powers millions of homes across the United States and Canada. Centuri’s skilled workforce delivers a comprehensive and integrated array of solutions through its primary operating companies: NPL Construction Co., NPL Canada Ltd., New England Utility Constructors, Inc., Linetec Services, LLC, and Riggs Distler & Company, Inc. Centuri has strategically expanded its geographic reach and service offerings through organic and inorganic growth to better meet diverse customer needs across both electric and gas infrastructure, including growing customer attention to achieving environmental objectives. On December 15, 2022, we announced that our board of directors had determined to spin-off Centuri from Southwest Gas Holdings into a standalone, independent public company, with such spin-off expected to be completed in the fourth quarter of 2023 or the first quarter of 2024. See “—Recent Developments—Planned Spin-Off of Centuri.”

Our corporate headquarters is located at 8360 S. Durango Dr., P.O. Box 98510, Las Vegas, NV 89150-8510, telephone number (702) 876-7237. We maintain a website (www.swgasholdings.com) for the benefit of shareholders, investors, customers, and other interested parties. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to those reports are available, free of charge, through the www.swgasholdings.com website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

Recent Developments

MountainWest Sale

On February 14, 2023, we completed our previously announced sale of all of the equity interests in MountainWest pursuant to the terms of that certain Purchase and Sale Agreement (the “Purchase Agreement”), dated as of December 14, 2022, by and between us, MountainWest and Williams Partners Operating LLC, a wholly owned subsidiary of The Williams Companies, Inc. (collectively, the “MountainWest Sale”).

Pursuant to the terms of the Purchase Agreement, the total consideration received from the MountainWest Sale was $1.5 billion in total enterprise value, including approximately $1.08 billion in cash. After the payment of transaction expenses, the net proceeds from the MountainWest Sale were used to repay $1.075 billion of the outstanding amount under our amended 364-day term loan credit agreement entered into in November 2021 in connection with our acquisition of MountainWest (the “MountainWest Loan”), leaving approximately $72 million outstanding under the MountainWest Loan.

Planned Spin-Off of Centuri

On December 15, 2022, we announced that our board of directors unanimously determined to spin-off Centuri from Southwest Gas Holdings (the “Centuri Spin-off”) into a standalone, independent public company. The Centuri Spin-off is expected to be completed in the fourth quarter of 2023 or first quarter of 2024 and is expected to be tax free to us and our stockholders for U.S. federal income tax purposes. Following the Centuri Spin-off, Southwest will continue its existing operations under Southwest Gas Holdings, and we will be a fully regulated natural gas leader through Southwest’s utility business. We believe Centuri is well positioned for continued growth as a standalone independent public company. We have not finalized the structure of the Centuri Spin-off, and we can provide no assurances that it will occur on the expected timeline or at all. Following the Centuri spin-off, we expect that we will pay dividends consistent with industry peers, subject to review and approval by our board of directors. Until the completion of the Centuri spin-off, we intend to keep our dividend consistent subject to ongoing review by our board of directors.

2023 Financing Plan

On March 1, 2023, we announced our 2023 Financing Plan (the “Financing Plan”) to provide balance sheet flexibility and support our investment grade credit rating. In addition to the offering of shares of common stock pursuant to this prospectus supplement, we plan to issue approximately $550 million of debt in 2023 and contribute the debt proceeds to de-lever and support utility operations at Southwest. Based on our work and feedback with credit ratings agencies, we expect that the execution of the transactions contemplated by the Financing Plan and the consummation of the Centuri Spin-off by the first quarter of 2024 will support our investment grade credit rating. The analysis performed by the ratings agencies also included an approximately $300 million planned de-leveraging of Centuri at the time of the Centuri Spin-off. We do not plan to issue equity in order to fund the de-leveraging of Centuri and continue to assess various financing structures for the Centuri Spin-off.

We can provide no assurances that our expectations with respect to the Financing Plan will be realized on the expected timeline, in the expected amounts or at all. Our credit rating at any time is limited to each such rating organization’s opinion of our financial strength, operating performance and ability to meet our debt obligations at such time. There can be no assurance that we will achieve a particular rating or maintain any particular rating in the future.

The Offering

The offering terms are summarized below solely for your convenience. For a more complete description of the terms of our common stock, see “Description of Capital Stock” in the accompanying prospectus.

Issuer	Southwest Gas Holdings, Inc.

Common Stock offered	3,576,180 shares (or 4,112,607 shares if the underwriters exercise their option to purchase additional shares in full)

Common Stock outstanding immediately after this offering(1)	70,788,399 shares (or 71,324,826 shares if the underwriters exercise their option to purchase additional shares in full)

Use of proceeds	We estimate that the net proceeds to us from this offering will be approximately $207.2 million (or $238.4 million if the underwriters exercise their option to purchase additional shares in full), after deducting underwriting discounts and expenses payable by us. We intend to use the net proceeds to us from this offering to repay outstanding amounts under our Credit Facility (as defined below) and the remaining amounts due under the MountainWest Loan, and the remainder for working capital and general corporate purposes. Certain of the underwriters in this offering, or their affiliates, are agents and/or lenders under the Credit Facility and MountainWest Loan, in which case they will receive a portion of the net proceeds from this offering as a result of our intended use of proceeds. See “Use of Proceeds.”

Conflict of interest	Affiliates of J.P. Morgan Securities LLC, BofA Securities, Inc., MUFG Securities Americas Inc., KeyBanc Capital Markets Inc., TD Securities (USA) LLC, BTIG, LLC, Wells Fargo Securities, LLC and BNY Mellon Capital Markets, LLC serve as lenders under the Credit Facility and the MountainWest Loan. In addition, JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, is the administrative agent under the MountainWest Loan and The Bank of New York Mellon, an affiliate of BNY Mellon Capital Markets, LLC, is the administrative agent under the Credit Facility. As a result of the intended use of proceeds, each of J.P. Morgan Securities LLC, BofA Securities, Inc., MUFG Securities Americas Inc., KeyBanc Capital Markets Inc., TD Securities (USA) LLC, BTIG, LLC, Wells Fargo Securities, LLC and BNY Mellon Capital Markets, LLC will receive at least 5.0% of the net proceeds from this offering and will be deemed to have a “Conflict of Interest” pursuant to FINRA Rule 5121. See “Use of Proceeds.”

However, a qualified independent underwriter is not necessary for this offering pursuant to FINRA Rule 5121(a)(1)(B). Nevertheless, pursuant to FINRA Rule 5121(c), each of J.P. Morgan Securities LLC, BofA Securities, Inc., MUFG Securities Americas Inc., KeyBanc Capital Markets Inc., TD Securities (USA) LLC, BTIG, LLC, Wells Fargo Securities, LLC and BNY Mellon Capital Markets, LLC will not confirm sales of our common stock to any account over which any of J.P. Morgan Securities LLC, BofA Securities, Inc., MUFG Securities Americas Inc., KeyBanc Capital Markets Inc., TD Securities (USA) LLC, BTIG, LLC, Wells Fargo Securities, LLC or BNY Mellon Capital Markets, LLC exercises discretionary authority without the prior written approval of the customer. For more information, see “Underwriting (Conflict of Interest) — Conflict of Interest.”

Risk factors	See “Risk Factors” beginning on page S-5 of this prospectus supplement and under Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 for a discussion of risks you should carefully consider before deciding to invest in the common stock.

New York Stock Exchange symbol	“SWX.”

(1)

Excludes approximately: (i) 46,805 outstanding restricted stock units, and shares of common stock issuable upon vesting under the Southwest Gas Holdings, Inc. 2006 Restricted Stock/Unit Plan, as amended and restated (the “Restricted Stock/Unit Plan”); (ii) 337,875 shares issuable upon vesting under the Southwest Gas Holdings, Inc. Omnibus Incentive Plan (the “Omnibus Plan”), which includes 152,704 performance shares, derived by assuming that target performance will be achieved during the relevant performance period; (iii) 185,171 restricted stock units, and shares of common stock available for future issuance under the Restricted Stock/Unit Plan; and (iv) 404,756 shares of common stock available for future issuance under the Omnibus Plan.

Unless otherwise stated, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase additional shares.

RISK FACTORS

You should carefully consider the risks described below together with the risk factors described in reports we file with the SEC and incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as all of the other information in, and incorporated by reference into, this prospectus supplement and the accompanying prospectus, including in our Annual Report on Form 10-K for the year ended December 31, 2022, before you decide to invest in our common stock. If any of the risks actually occur, our business, financial condition or results of operations could suffer. In that event, you may lose all or part of your investment in the common stock.

Risks Relating to This Offering and Our Common Stock

Our common stock price may be volatile or may decline.

The market price for our common stock may fluctuate significantly from time to time as a result of many factors, including:

•	investors’ perceptions of us and our prospects;

•	investors’ perceptions of us and/or our industries’ risk and return characteristics relative to other investment alternatives;

•	investors’ perceptions of the prospects of the natural gas and infrastructure services markets;

•	differences between actual financial and operating results and those expected by investors and analysts;

•	changes in analyst reports, recommendations or earnings estimates regarding us, other comparable companies or our industries generally, and our ability to meet those estimates;

•	ongoing or threatened litigation;

•	actual or anticipated fluctuations in quarterly financial and operating results;

•	volatility in the equity securities markets;

•	sales, or anticipated sales, of large blocks of our common stock;

•

a real or perceived economic downturn, including as a result of the further escalation of Russia’s war against Ukraine, and/or the tightening of monetary policy, including increases in benchmark interest rates, by the Board of Governors of the United States Federal Reserve; and

•

other factors described under “Cautionary Statement Regarding Forward-Looking Information” in this prospectus supplement and accompanying prospectus and “Item 1A- Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022.

Because management has broad discretion as to the use of the net proceeds from this offering you may not agree with how we use them, and such proceeds may not be applied successfully.

Our management will have broad discretion over the use of the net proceeds from this offering, including for any of the purposes described in “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether such proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply the net proceeds from this offering in ways that ultimately increase the value of your investment in us. The failure by our management to apply these funds effectively could harm our business. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

Sales or issuances of substantial amounts of our common stock in the public market, or the perception that these sales or issuances may occur could cause the market price of our common stock to decline.

Sales or issuances of substantial amounts of our common stock in the public market, or the perception that these sales or issuances may occur could cause the market price of our common stock to decline. This could also impair our ability to raise additional capital through the sale of our equity securities. Future sales or issuances of our common stock or other equity-related securities could be dilutive to holders of our common stock, including purchasers of our common stock in this offering and could adversely affect their voting and other rights and economic interests.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering will be approximately $207.2 million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters exercise their option to purchase additional shares of common stock in full, we estimate that the net proceeds from this offering will be approximately $238.4 million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds to us from this offering to repay outstanding amounts due under that certain Amended and Restated Revolving Credit Agreement, dated as of April 10, 2020 (as amended by Amendment No. 1 thereto, dated as of December 28, 2021), by and between us, the lenders party thereto, and The Bank of New York Mellon, as Administrative Agent (the “Credit Facility”) and the approximately $72 million outstanding under the MountainWest Loan, and the remainder for working capital and general corporate purposes. Pending the specific use of the net proceeds, the net proceeds from this offering may initially be temporarily invested in short-term marketable securities.

The Credit Facility matures on December 28, 2026. The interest rate per annum applicable to revolving loans under the Credit Facility is based upon, at our option, the Secured Overnight Financing Rate (“SOFR”) or the “alternate base rate,” plus in each case an applicable margin that is determined based on our senior unsecured long-term debt rating. The applicable margin ranges from 0.750% to 1.500% for loans bearing interest with reference to SOFR and from 0.00% to 0.500% for loans bearing interest with reference to the alternate base rate. We are also required to pay a commitment fee on the unfunded portion of the commitments based on our senior unsecured long-term debt rating. The commitment fee ranges from 0.075% to 0.200% per annum. As of the date of this prospectus supplement, approximately $181.0 million was outstanding under the Credit Facility.

Certain of the underwriters in this offering, or their affiliates, are agents and/or lenders under the Credit Facility and the MountainWest Loan, in which case they will receive a portion of the net proceeds from this offering as a result of our intended use of proceeds. See “Underwriting (Conflict of Interest) — Other Relationships.”

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax consequences applicable to non-U.S. holders (as defined below) with respect to the ownership and disposition of shares of our common stock. This summary is limited to non-U.S. holders who purchase shares of our common stock issued pursuant to this offering and who hold such shares of our common stock as capital assets (within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”)). This summary is based on current provisions of the Code, final, temporary or proposed Treasury regulations promulgated thereunder, administrative rulings and judicial opinions, all of which are subject to change, possibly with retroactive effect.

This discussion does not address all aspects of U.S. federal income taxation that may be important to a particular non-U.S. holder in light of that non-U.S. holder’s specific circumstances, nor does it address the potential application of the Medicare contribution tax, any aspects of U.S. federal estate or gift tax laws, or tax considerations arising under the laws of any non-U.S., state or local jurisdiction. This discussion also does not address tax considerations applicable to a non-U.S. holder that may be subject to special treatment under the U.S. federal income tax laws, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons subject to the alternative minimum tax;

•	persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies and other financial institutions;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	except as expressly provided below, persons who own or have owned, actually or constructively, more than 5% of our common stock;

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account on an applicable financial statement; and

•	tax-qualified retirement plans.

If a partnership (or entity or arrangement classified as a partnership for U.S. federal income tax purposes) is a beneficial owner of our common stock, the tax treatment of a partner in the partnership (or member in such other entity) will generally depend upon the status of the partner and the activities of the partnership. Any partner in a partnership holding shares of our common stock (and such partnership) should consult their own tax advisors.

Prospective investors are urged to consult their tax advisors with respect to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences of the purchase, ownership and disposition of shares of our common stock arising under the U.S. federal estate or gift tax rules or under the laws of any state, local, non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

Definition of Non-U.S. Holder

For purposes of this summary, a “non-U.S. holder” is any beneficial owner of shares of our common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A “U.S. person” is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions on Our Common Stock

To the extent that we make cash or other property distributions on our common stock, other than certain pro rata distributions of our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current earnings and profits for that taxable year or our accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will, first, constitute a return of capital and reduce a non-U.S. holder’s adjusted tax basis in their shares of our common stock, but not below zero, and then will be treated as gain realized on the sale or other disposition of shares of our common stock and will be treated as described under the section titled “—Gain on Sale or Other Disposition of Shares of Our Common Stock” below.

Dividends paid to a non-U.S. holder of our common stock generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends, or such lower rate as may be specified by an applicable income tax treaty. To obtain the benefit of a reduced treaty rate (subject to the FATCA discussion below), a non-U.S. holder must furnish to the applicable withholding agent a duly completed and properly executed Internal Revenue Service (“IRS”) Form W-8BEN or W-8BEN-E (or applicable successor form) certifying, under penalties of perjury, such non-U.S. holder’s qualification for the reduced rate.

If a non-U.S. holder holds shares of our common stock in connection with the conduct of a trade or business in the United States, and dividends paid on shares of our common stock are effectively connected with such non-U.S. holder’s U.S. trade or business (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the non-U.S. holder in the United States), the dividends paid to the non-U.S. holder will be exempt from the aforementioned U.S. federal withholding tax. To claim this exemption, the non-U.S. holder must furnish to the applicable withholding agent a properly executed IRS Form W-8ECI (or applicable successor form). Effectively connected dividends generally will be subject to U.S. federal income tax on a net income basis at U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. person, and in the case of a corporate non-U.S. holder also may be subject to a branch profits tax at a rate of 30% (or a lower treaty rate, if applicable).

A non-U.S. holder that claims exemption from withholding or the benefit of an applicable income tax treaty generally will be required to satisfy applicable certification and other requirements prior to the distribution date. Non-U.S. holders that do not timely provide the applicable witholding agent with the required certification may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding the tax consequences of distributions on our common stock.

Gain on Sale or Other Disposition of Shares of Our Common Stock

Subject to the discussions below regarding backup withholding and FATCA, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of shares of our common stock unless:

•

the gain is effectively connected with a trade or business carried on by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the non-U.S. holder maintained in the United States);

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•

we are or have been a U.S. real property holding corporation (a “USRPHC”), for U.S. federal income tax purposes, at any time within the shorter of the five-year period preceding the disposition and the non-U.S. holder’s holding period for the shares of our common stock.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net-income basis at the regular rates and in the same manner applicable to U.S. persons. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on effectively connected gain, subject to certain adjustments.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by certain U.S. source capital losses, subject to certain limitations.

With respect to the third bullet point above, the determination of whether we are a USRPHC generally depends on the fair market value of our U.S. real property interests relative to the fair market value of our non-U.S. real property interests and our other business assets. There can be no assurance that we are not a USRPHC currently or that we will not become a USRPHC in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a non-U.S. holder of our common stock will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market (such as the New York Stock Exchange), and such non-U.S. holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. holder’s holding period. Although we intend and expect our common stock to remain regularly traded, we can provide no assurance that our common stock will remain regularly traded. Non-U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences to them if we are or become a USRPHC.

Backup Withholding and Information Reporting

Generally, an applicable withholding agent will be required to report annually to the IRS and to each non-U.S. holder the amount of dividends paid to, and the tax withheld with respect to, each non-U.S. holder. Under specific treaties or agreements, this information also may be made available to the tax authorities in the country in which the non-U.S. holder resides or is established. Backup withholding, currently at a 24% rate, generally will not apply to distributions made to a non-U.S. holder of shares of our common stock provided the non-U.S. holder furnishes to the applicable withholding agent the required certification of its non-U.S. status.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, or refunded, provided all required information is timely furnished to the IRS.

FATCA

Provisions of the Code and related Treasury guidance commonly referred to as “FATCA” require withholding of 30% on payments of dividends on our common stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an applicable exemption is established. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally may obtain a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Holders should consult their tax advisors regarding the effects of FATCA on their investment in our common stock.

UNDERWRITING (CONFLICT OF INTEREST)

We are offering the shares of common stock described in this prospectus supplement through a number of underwriters. J.P. Morgan Securities LLC and BofA Securities, Inc. are acting as joint book-running managers of the offering and as representatives of the underwriters. We have entered into an underwriting agreement with the representatives of the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of common stock listed next to its name in the following table:

Name	Number of Shares
J.P. Morgan Securities LLC	876,164
BofA Securities, Inc.	876,164
MUFG Securities Americas Inc.	464,904
KeyBanc Capital Markets Inc.	298,253
TD Securities (USA) LLC	298,253
BTIG, LLC	297,896
Wells Fargo Securities, LLC	297,896
BNY Mellon Capital Markets, LLC	166,650

Total	3,576,180

The underwriters are committed to purchase all of the shares of common stock offered by us under the underwriting agreement. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters propose to offer the shares of common stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $1.21743 per share. Any such dealers may resell shares to certain other brokers or dealers at a discount of up to $1.21743 per share from the public offering price. After the initial offering of the shares to the public, if all of the shares of common stock are not sold at the public offering price, the underwriters may change the offering price and the other selling terms. Sales of any shares made outside of the United States may be made by affiliates of the underwriters.

The underwriters have an option to purchase up to 536,427 additional shares of common stock from us. The underwriters have 30 days from the date of this prospectus supplement to exercise this option to purchase additional shares. If any shares are purchased with this option to purchase additional shares, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

Certain funds affiliated with Carl C. Icahn (the “Icahn Group”) have agreed to purchase 2,332,835 shares of common stock at the public offering price. The underwriters will receive the same discount from any shares sold to the Icahn Group as they will from any other shares sold to the public in this offering.

The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The underwriting fee is $2.0291 per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Without option to purchase additional shares exercise	With full option to purchase additional shares exercise
Per Share	$2.0291	$2.0291
Total	$7,256,426.84	$8,344,890.86

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $538,000.

A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise dispose of, directly or indirectly, or file with, or submit to, the SEC a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition, submission or filing, or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of common stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of common stock or such other securities, in cash or otherwise), in each case without the prior written consent of J.P. Morgan Securities LLC and BofA Securities, Inc. for a period of 60 days after the date of this prospectus supplement, other than the shares of our common stock to be sold hereunder, any shares of our common stock issued upon the vesting of awards granted under our existing equity incentive plans, the grant of new awards under our existing equity incentive plans in the ordinary course and consistent with past practice, the issuance of shares of common stock pursuant to our Dividend Reinvestment and Direct Stock Purchase Plan (the “DRSPP”), the filing of a new registration statement or a new prospectus supplement under the Securities Act with respect to the DRSPP, and any shares of preferred stock issued upon the exercise of the rights issued pursuant to the Rights Agreement, dated as of October 10, 2021, between the Company and Equiniti Trust Company, as rights agent.

Our directors and executive officers have entered into lock-up agreements with the representatives prior to the commencement of this offering pursuant to which each of these persons or entities, with limited exceptions, for a period of 60 days after the date of this prospectus, may not, without the prior written consent of J.P. Morgan Securities LLC and BofA Securities, Inc., (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such directors and executive officers in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock, in each case other than (A) transfers of shares of common stock as a bona fide gift or gifts, (B) distributions of shares of common stock to members or stockholders thereof and (C) any transfer of common stock to the Company (or the Company may retain and retire shares of common stock otherwise deliverable to the lock-up agreement signatory) in full or partial satisfaction of applicable tax withholding obligations; provided that in the case of any transfer or distribution pursuant to clause (A) or (B), each donee or distributee shall execute and deliver to the representative a lock-up letter in substantially the same form set forth in the underwriting agreement relating to this offering; and provided, further, that in the case of any transfer or distribution pursuant to clause (A) or (B), no filing by any party (donor, donee, transferor or transferee) under the Exchange Act or other public announcement is required or made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 60 day period referred to above); and provided further that in the case of any transfer pursuant to clause (C), any filing under Section 16(a) of the Exchange Act as a result of such transaction will contain a footnote disclosing that such transfer was made to satisfy a tax obligations and that the restrictions apply to all shares of common stock owned by the transferor.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

Our common stock is listed on the NYSE under the symbol “SWX”.

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them. These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Conflict of Interest

Affiliates of J.P. Morgan Securities LLC, BofA Securities, Inc., MUFG Securities Americas Inc., KeyBanc Capital Markets Inc., TD Securities (USA) LLC, BTIG, LLC, Wells Fargo Securities, LLC and BNY Mellon Capital Markets, LLC serve as lenders under the Credit Facility and the MountainWest Loan. In addition, JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, is the administrative agent under the MountainWest Loan and The Bank of New York Mellon, an affiliate of BNY Mellon Capital Markets, LLC, is the administrative agent under the Credit Facility. As a result of the intended use of proceeds, each of J.P. Morgan Securities LLC, BofA Securities, Inc., MUFG Securities Americas Inc., KeyBanc Capital Markets Inc., TD Securities (USA) LLC, BTIG, LLC, Wells Fargo Securities, LLC and BNY Mellon Capital Markets, LLC will receive at least 5.0% of the net proceeds from this offering and will be deemed to have a “Conflict of Interest” pursuant to FINRA Rule 5121. See “Use of Proceeds.” However, a qualified independent underwriter is not necessary for this offering pursuant to FINRA Rule 5121(a)(1)(B). Nevertheless, pursuant to FINRA Rule 5121(c), each of J.P. Morgan Securities LLC, BofA Securities, Inc., MUFG Securities Americas Inc., KeyBanc Capital Markets Inc., TD Securities (USA) LLC, BTIG, LLC, Wells Fargo Securities, LLC and BNY Mellon Capital Markets, LLC will not confirm sales of our common stock to any account over which any of J.P. Morgan Securities LLC, BofA Securities, Inc., MUFG Securities Americas Inc., KeyBanc Capital Markets Inc., TD Securities (USA) LLC, BTIG, LLC, Wells Fargo Securities, LLC or BNY Mellon Capital Markets, LLC exercises discretionary authority without the prior written approval of the customer.

Other Relationships

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and our affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the EEA (each a “Relevant Member State”), no shares have been offered or will be offered pursuant to this offering to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the EU Prospectus Regulation, except that the shares may be offered to the public in that Relevant Member State at any time under the following exemptions under the EU Prospectus Regulation:

a)	to any legal entity which is a qualified investor as defined under the EU Prospectus Regulation;

b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under the EU Prospectus Regulation) subject to obtaining the prior consent of the representatives for any such offer; or

c)	in any other circumstances falling within Article 1(4) of the EU Prospectus Regulation,

provided that no such offer of the shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the EU Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the EU Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase any shares, and the expression “EU Prospectus Regulation” means Regulation (EU) 2017/1129.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any shares under, the offering contemplated hereby will be deemed to have represented, warranted and agreed to and with each of the underwriters and their affiliates and us that:

a)	it is a qualified investor within the meaning of the EU Prospectus Regulation; and

b)

in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 5 of the EU Prospectus Regulation, (i) the shares acquired by it in this offering have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the EU Prospectus Regulation, or have been acquired in other circumstances falling within the points (a) to (d) of Article 1(4) of the EU Prospectus Regulation and the prior consent of the representatives has been given to the offer or resale; or (ii) where the shares have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those shares to it is not treated under the EU Prospectus Regulation as having been made to such persons.

We, the underwriters and their affiliates and others will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement. Notwithstanding the above, a person who is not a qualified investor and who has notified the representatives of such fact in writing may, with the prior consent of the representatives, be permitted to acquire shares in this offering.

Notice to Prospective Investors in the U.K.

This prospectus and any other material in relation to the shares described herein is only being distributed to, and is only directed at, and any investment or investment activity to which this prospectus relates is available only to, and will be engaged in only with persons who are (i) persons having professional experience in matters relating to investments who fall within the definition of investment professionals in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “FPO”); or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the FPO; (iii) outside the UK; or (iv) persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) in connection with the issue or sale of any shares of common stock may otherwise lawfully be communicated or caused to be communicated, (all such persons together being referred to as “Relevant Persons”). The shares are only available in the UK to, and any invitation, offer or agreement to purchase or otherwise acquire the shares will be engaged in only with, the Relevant Persons. This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the UK. Any person in the UK that is not a Relevant Person should not act or rely on this prospectus supplement or any of its contents.

No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares of common stock which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time:

(i) to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(ii) to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(iii) in any other circumstances falling within Section 86 of the FSMA,

provided that no such offer of the shares shall require the Company and/or any underwriters or any of their affiliates to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares of common stock and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Each person in the UK who acquires any shares in the offering or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company, the underwriters and their affiliates that it meets the criteria outlined in this section.

Notice to Prospective Investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, Section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

In relation to its use in the DIFC, this prospectus is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to prospective investors in the United Arab Emirates

The shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

Notice to Prospective Investors in Australia

This prospectus:

•	does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth), or the Corporations Act;

•

has not been, and will not be, lodged with the Australian Securities and Investments Commission, or ASIC, as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

•

may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, or Exempt Investors, available under section 708 of the Corporations Act.

The shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares of our common stock may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares, you represent and warrant to us that you are an Exempt Investor.

As any offer of shares under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares you undertake to us that you will not, for a period of 12 months from the date of issue of the shares, offer, transfer, assign or otherwise alienate those shares of our common stock to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Notice to Prospective Investors in Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “Ordinance”) and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the shares were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

a)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

b)	where no consideration is or will be given for the transfer;

c)	where the transfer is by operation of law; or

d)	as specified in Section 276(7) of the SFA.

Singapore SFA Product Classification—In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of the shares, the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to prospective investors in Bermuda

Shares may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda which regulates the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.

Notice to Prospective Investors in Saudi Arabia

This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations as issued by the board of the Saudi Arabian Capital Market Authority, or CMA, pursuant to resolution number 2-11-2004 dated 4 October 2004 as amended by resolution number 1-28-2008, as amended. The CMA does not make any representation as to the accuracy or completeness of this document and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document, you should consult an authorized financial adviser.

Notice to prospective investors in the British Virgin Islands

The shares are not being, and may not be offered to the public or to any person in the British Virgin Islands for purchase or subscription by or on behalf of the Company. The shares may be offered to companies incorporated under the BVI Business Companies Act, 2004 (British Virgin Islands), “BVI Companies”, but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the British Virgin Islands.

Notice to Prospective Investors in China

This prospectus will not be circulated or distributed in the PRC and the shares will not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the

PRC except pursuant to any applicable laws and regulations of the PRC. Neither this prospectus nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.

Notice to Prospective Investors in Korea

The shares have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder, or the FSCMA, and the shares have been and will be offered in Korea as a private placement under the FSCMA. None of the shares may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder, or the FETL. The shares have not been listed on any of the securities exchanges in the world including, without limitation, the Korea Exchange in Korea. Furthermore, the purchaser of the shares shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the shares. By the purchase of the shares, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the shares pursuant to the applicable laws and regulations of Korea.

Notice to Prospective Investors in Malaysia

No prospectus or other offering material or document in connection with the offer and sale of the shares has been or will be registered with the Securities Commission of Malaysia, or Commission, for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services License; (iii) a person who acquires the shares, as principal, if the offer is on terms that the shares may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the shares is made by a holder of a Capital Markets Services License who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus is subject to Malaysian laws. This prospectus does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.

Notice to Prospective Investors in Taiwan

The shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and

Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the shares in Taiwan.

Notice to Prospective Investors in South Africa

Due to restrictions under the securities laws of South Africa, no “offer to the public” (as such term is defined in the South African Companies Act, No. 71 of 2008 (as amended or re-enacted), or the South African Companies Act) is being made in connection with the issue of the shares in South Africa. Accordingly, this document does not, nor is it intended to, constitute a “registered prospectus” (as that term is defined in the South African Companies Act) prepared and registered under the South African Companies Act and has not been approved by, and/or filed with, the South African Companies and Intellectual Property Commission or any other regulatory authority in South Africa. The shares are not offered, and the offer shall not be transferred, sold, renounced or delivered, in South Africa or to a person with an address in South Africa, unless one or other of the following exemptions stipulated in section 96 (1) applies:

Section 96 (1)(a)

the offer, transfer, sale, renunciation or delivery is to:

(i) persons whose ordinary business, or part of whose ordinary business, is to deal in securities, as principal or agent;

(ii) the South African Public Investment Corporation;

(iii) persons or entities regulated by the Reserve Bank of South Africa;

(iv) authorized financial service providers under South African law;

(v) financial institutions recognized as such under South African law;

(vi) a wholly-owned subsidiary of any person or entity contemplated in (c), (d) or (e), acting as agent in the capacity of an authorized portfolio manager for a pension fund, or as manager for a collective investment scheme (in each case duly registered as such under South African law); or

(vii) any combination of the person in (i) to (vi); or

Section 96 (1)(b)	the total contemplated acquisition cost of the securities, for any single addressee acting as principal is equal to or greater than ZAR1,000,000 or such higher amount as may be promulgated by notice in the Government Gazette of South Africa pursuant to section 96(2)(a) of the South African Companies Act.

Information made available in this prospectus should not be considered as “advice” as defined in the South African Financial Advisory and Intermediary Services Act, 2002.

EXPERTS

The financial statements of Southwest Gas Holdings, Inc. and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Southwest Gas Corporation incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the securities offered by means of this prospectus will be passed upon for us by Morrison & Foerster LLP. Certain legal matters will be passed upon for the underwriters by Davis Polk & Wardwell LLP.

PROSPECTUS

Southwest Gas Holdings, Inc.

Southwest Gas Corporation

Common Stock

Preferred Stock

Debt Securities

Guarantees of Debt Securities

Depositary Shares

Warrants

Units

Rights

Southwest Gas Holdings, Inc. may offer and sell any combination of the following securities from time to time in amounts, at prices and on terms that will be determined at the time of any such offering:

•	common stock;

•	preferred stock;

•	debt securities, which may or may not be guaranteed by one or more of its directly or indirectly wholly owned subsidiaries if indicated in the relevant prospectus supplement;

•	guarantees of debt securities issued by Southwest Gas Corporation;

•	depositary shares;

•	warrants to purchase common stock, preferred stock or depositary shares issued by Southwest Gas Holdings, Inc. or debt securities issued by Southwest Gas Holdings, Inc. or Southwest Gas Corporation;

•	units; and

•	rights.

Southwest Gas Corporation may offer and sell any combination of the following securities from time to time in amounts, at prices and on terms that will be determined at the time of any such offering:

•

debt securities, which may or may not be guaranteed by Southwest Gas Holdings, Inc. and may or may not be guaranteed by one or more of its directly or indirectly wholly owned subsidiaries if indicated in the relevant prospectus supplement; and

•	guarantees of debt securities issued by Southwest Gas Holdings, Inc. or by one or more of its directly or indirectly wholly owned subsidiaries if indicated in the relevant prospectus supplement.

This prospectus describes some of the general terms that may apply to these securities. We will provide the specific terms of these securities, including their offering prices, in prospectus supplements to this prospectus. Any prospectus supplements may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and any prospectus supplement before you invest.

Southwest Gas Holdings, Inc.’s common stock is listed on the New York Stock Exchange under the symbol “SWX.” On December 1, 2020, the reported last sale price on the New York Stock Exchange for our common stock was $65.28 per share.

These securities may be offered and sold to or through one or more underwriters, dealers and agents or directly to purchasers or through a combination of these methods, on a continuous or delayed basis. You can find additional information about our plan of distribution for the securities under the heading “Plan of Distribution” beginning on page 22 of this prospectus. We will also describe the plan of distribution for any particular offering of these securities in the prospectus supplement. This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement.

Investing in our securities involves risks. You should consider the risk factors described in any accompanying prospectus supplement or any documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 2, 2020

You should rely only on the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”). We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus and any prospectus supplement or in any such free writing prospectus is accurate as of the dates on their covers. Our business, financial condition, results of operations and prospects may have changed since those dates. Any information contained on or accessible through our Internet site is not incorporated herein and does not constitute part of this prospectus.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell in one or more offerings any of our securities described in this prospectus.

This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement.

You should carefully read both this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information” and “Incorporation by Reference.”

In this prospectus, unless the context indicates otherwise, the words and terms “Southwest Gas Holdings,” “the Company,” “we,” “our,” “ours” and “us” refer to Southwest Gas Holdings, Inc. and its consolidated subsidiaries, including Southwest Gas Corporation.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the documents we incorporate by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact included or incorporated by reference in this prospectus are forward-looking statements, including, without limitation, statements regarding the Company’s plans, objectives, goals, intentions, projections, strategies, future events or performance, negotiations, and underlying assumptions. The words “may,” “if,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “continue,” “forecast,” “intend,” “endeavor,” “promote,” “seek,” and similar words and expressions are generally used and intended to identify forward-looking statements. For example, statements regarding operating margin patterns, customer growth, the composition of our customer base, price volatility, seasonal patterns, payment of debt, the Company’s company-owned life insurance strategy, replacement market and new construction market, impacts from the novel Coronavirus (COVID-19), including on our employees, customers, supply chain, transportation network, our financial position, revenue, earnings, cash flows, debt covenants, operations, regulatory recovery, work deployment or resumption and related uncertainties stemming from this pandemic, expected impacts of valuation adjustments associated with any redeemable noncontrolling interest, the impacts of U.S. tax reform including disposition in regulatory proceedings and bonus depreciation tax deductions, the impact of recent Pipeline and Hazardous Materials Safety Administration rulemaking, the amounts and timing for completion of estimated future construction expenditures, plans to pursue infrastructure programs or programs under SB151 legislation, forecasted operating cash flows and results of operations, net earnings impacts from gas infrastructure replacement surcharges, funding sources of cash requirements, amounts generally expected to be reflected in 2020 or future period revenues from regulatory rate proceedings including amounts requested or settled from recent and ongoing general rate cases, the outcome of judicial review of the previous Nevada rate case, rates and surcharges, purchase gas adjustment (“PGA”), and other rate adjustments, sufficiency of working capital and current credit facilities, bank lending practices, the Company’s views regarding its liquidity position, ability to raise funds and receive external financing capacity and the intent and ability to issue various financing instruments and stock under at-the-market offerings or otherwise, future dividend increases and the Company’s board of directors’ current target dividend payout ratio, pension and postretirement benefits, certain impacts of tax acts, the effect of any other rate changes or regulatory proceedings, contract or construction change order negotiations, impacts of accounting standard updates, infrastructure replacement mechanisms and Customer-Owned Yard Line programs, statements regarding future gas prices, gas purchase contracts and derivative financial instruments, recoverability of regulatory assets, the impact of certain legal proceedings, and the timing and results of future rate hearings, including the ongoing general rate cases and the final resolution for recovery of the Customer Data Modernization Initiative in all jurisdictions, and statements regarding pending approvals are forward-looking statements.

A number of important factors affecting the business and financial results of the Company could cause actual results to differ materially from those stated in the forward-looking statements. These factors include, but are not limited to, customer growth rates, conditions in the housing market, the impacts of COVID-19 including that which may result from a sustained restriction on commerce by government officials or otherwise, including impacts on employment in our territories, the health impacts to our customers and employees due to the persistence of the virus, the ability to collect on customer accounts due to the current or an extended moratorium on late fees or service disconnection, the ability to obtain regulatory recovery of all costs and financial impacts resulting from this pandemic, the ability of infrastructure services business to resume work with all customers and the impact of a delay or termination of work as a result thereof, the impacts of future restrictions placed on our business by government regulation or otherwise (such as self-imposed restrictions for the safety of employees and customers), including related to personal distancing, investment in personal protective equipment and other protocols, the impact of a resurgence of the virus following the resumption of commerce in our territories, and decisions of customers of Centuri Group, Inc. (“Centuri,” or the “utility infrastructure services” segment) as to whether to pursue capital projects due to economic impacts resulting from the pandemic or otherwise, the ability to recover costs through the PGA mechanisms or other regulatory assets, the effects of regulation/deregulation, governmental or regulatory policy regarding pipeline safety, natural gas or alternative energy, the regulatory support for ongoing infrastructure programs, the timing and amount of rate relief, the timing and methods determined by regulators to refund amounts to customers resulting from U.S. tax reform, changes in rate design, variability in volume of gas or transportation service sold to customers, changes in gas procurement practices, changes in capital requirements and funding, the impact of conditions in the capital markets on financing costs, the impact of variable rate indebtedness associated with a discontinuance of the London Interbank Offered Rate, including in relation to amounts of indebtedness then outstanding, changes in construction expenditures and financing, changes in operations and maintenance expenses, effects of pension expense forecasts, accounting changes and regulatory treatment related thereto, currently unresolved and future liability claims, changes in pipeline capacity for the transportation of gas and related costs, results of Centuri bid work, the impact of weather on Centuri’s operations, future acquisition-related costs, impacts of changes in value of any redeemable noncontrolling interest if at other than fair value, Centuri utility infrastructure expenses, differences between actual and originally expected outcomes of Centuri bid or other fixed-price construction agreements, outcomes from contract and change order negotiations, ability to successfully procure new work, impacts from work awarded or failing to be awarded from significant customers, the mix of work awarded, the amount of work awarded to Centuri following the lifting of work stoppages or reduction, the result of productivity inefficiencies from regulatory requirements or otherwise, delays in commissioning individual projects, acquisitions, and management’s plans related thereto, competition, our ability to raise capital in external financings, our ability to continue to remain within the ratios and other limits subject to our debt covenants, and ongoing evaluations in regard to goodwill and other intangible assets. In addition, the Company can provide no assurance that its discussions regarding certain trends relating to its financing and operating expenses will continue or cease to continue in future periods. Additional factors that could cause actual results to differ and that you should consider prior to investing in our securities are discussed under the heading “Risk Factors” and in other sections of this prospectus and our current and periodic reports, and other filings, filed from time to time with the SEC that are incorporated by reference into this prospectus. See “Incorporation by Reference” and “Where You Can Find More Information” below for information about how to obtain copies of those documents. All forward-looking statements in this prospectus and the documents incorporated by reference herein are made only as of the date of the document in which they are contained, based on information available to us as of the date of that document, and we caution you not to place undue reliance on forward-looking statements in light of the risks and uncertainties associated with them. We assume no obligation to update or revise any forward-looking statements, even if experience or future changes show that the indicated results or events will not be realized.

OUR COMPANY

Southwest Gas Holdings, Inc., a Delaware corporation, is a holding company headquartered in Las Vegas, Nevada. Through its wholly owned subsidiaries, Southwest Gas Corporation (“Southwest”) and Centuri, the Company operates in two business segments: natural gas operations and utility infrastructure services. At the annual meeting of stockholders of Southwest Gas Holdings, Inc., held on May 2, 2019, stockholders voted to approve changing the state of incorporation of Southwest Gas Holdings, Inc. from California to Delaware. The reincorporation was effective as of September 20, 2019. Southwest continues to be incorporated in the state of California.

Southwest was incorporated in March 1931 under the laws of the state of California. Southwest is engaged in the business of purchasing, distributing, and transporting natural gas for customers in portions of Arizona, Nevada, and California. Southwest is the largest distributor of natural gas in Arizona, selling and transporting natural gas in most of central and southern Arizona, including the Phoenix and Tucson metropolitan areas. Southwest is also the largest distributor of natural gas in Nevada, serving the Las Vegas metropolitan area and portions of northern Nevada. In addition, Southwest distributes and transports natural gas for customers in portions of California, including the Lake Tahoe area and the high desert and mountain areas in San Bernardino County.

Centuri is a comprehensive utility infrastructure services enterprise dedicated to delivering a diverse array of solutions to North America’s gas and electric providers. Centuri derives revenue primarily from installation, replacement, repair and maintenance of energy distribution systems. Centuri operations are generally conducted under the business names of NPL Construction Co., NPL Canada Ltd., New England Utility Constructors, Inc., and Linetec Services, LLC.

Southwest is subject to regulation by the Arizona Corporation Commission, the Public Utilities Commission of Nevada, and the California Public Utilities Commission (the “CPUC”). The CPUC regulates the issuance of all securities by Southwest, with the exception of short-term borrowings. Certain of the Company’s and Southwest’s accounting practices, transmission facilities and rates are subject to regulation by the Federal Energy Regulatory Commission (the “FERC”). Centuri is not regulated by the state utilities commissions or by the FERC in any of its operating areas.

Our administrative offices are located at 8360 S. Durango Drive, Las Vegas, Nevada 89113, telephone number (702) 876-7237.

RISK FACTORS

Our business is subject to certain risks and uncertainties. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus and any applicable prospectus supplement, including the risk factors incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2019, as well as any risk factors we may describe in any subsequent periodic reports or information we file with the SEC. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or other offering material, we intend to use the net proceeds from the sale of securities for general corporate purposes, which may include the following: refunding, repurchasing, retiring upon maturity or redeeming existing debt; funding for working capital; capital expenditures; repurchases of our capital stock; and strategic investments and acquisitions.

DESCRIPTION OF CAPITAL STOCK

General

The authorized capital stock of Southwest Gas Holdings consists of (1) 120,000,000 shares of Southwest Gas Holdings common stock, with a $1.00 par value, (2) 5,000,000 shares of preferred stock, without par value, and (3) 2,000,000 shares of preference stock, with a $20.00 par value. As of November 30, 2020, there were issued and outstanding 56,830,353 shares of Southwest Gas Holdings common stock and no shares of Southwest Gas Holdings preferred stock or preference stock. No other classes of capital stock are authorized under our articles of incorporation.

The following description of Southwest Gas Holdings’ capital stock is only a summary and is qualified in its entirety by reference to our articles of incorporation and bylaws. Therefore, you should read carefully the more detailed provisions of our articles of incorporation and bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Common Stock

We have one class of common stock. All holders of our common stock are entitled to the same rights and privileges, as described below.

Voting Rights. Except as otherwise provided by law, each holder of common stock is entitled to one vote per share on each matter submitted to a vote of a meeting of stockholders, including the election of directors.

Dividends. The holders of Southwest Gas Holdings common stock are entitled to receive such dividends as the Southwest Gas Holdings board of directors may from time to time declare, subject to any rights of holders of outstanding shares of Southwest Gas Holdings preferred stock.

Liquidation. In the event of any liquidation, dissolution or winding up of Southwest Gas Holdings, whether voluntary or involuntary, the holders of shares of Southwest Gas Holdings common stock, subject to any rights of the holders of outstanding shares of Southwest Gas Holdings preferred stock, are entitled to receive any remaining assets of Southwest Gas Holdings after the discharge of its liabilities.

Rights and Preferences. Holders of Southwest Gas Holdings common stock are not entitled to preemptive rights to subscribe for, or purchase any part of, any new or additional issue of stock or securities convertible into stock. Southwest Gas Holdings common stock does not contain any redemption provisions or conversion rights and is not liable to assessment or further call.

Preferred Stock

Our articles of incorporation authorize our board of directors, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock, without par value, in one or more series and to fix the rights, preferences, privileges and restrictions granted to, or imposed upon, any such wholly unissued series.

Certain Anti-Takeover Matters

Our articles of incorporation and bylaws contain provisions that may have the effect of discouraging persons from acquiring large blocks of Southwest Gas Holdings’ stock or delaying or preventing a change in control of Southwest Gas Holdings. The material provisions which may have such an effect are:

•	provisions requiring a super-majority vote by holders of common stock in order to approve certain types of business combinations;

•	a provision permitting the Southwest Gas Holdings board of directors to make, amend or repeal the bylaws;

•

authorization for the Southwest Gas Holdings board of directors to issue preferred stock in series and to fix rights and preferences of the series (including, among other things, whether, and to what extent, the shares of any series will have voting rights and the extent of the preferences of the shares of any series with respect to dividends and other matters);

•	advance notice procedures with respect to proposals other than those adopted or recommended by the Southwest Gas Holdings board of directors; and

•

provisions permitting amendment of certain of these provisions only by an affirmative vote of the holders of at least 65 percent of the outstanding shares of Southwest Gas Holdings common stock entitled to vote.

Transfer Agent and Registrar

EQ Shareowner Services is the registrar and transfer agent for our common stock.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “SWX.”

DESCRIPTION OF DEBT SECURITIES

The following text describes the general terms and provisions of debt securities that Southwest Gas Holdings, Inc. and/or Southwest Gas Corporation may offer from time to time. For purposes of this “Description of Debt Securities,” “we,” “us” and “our” refer to the relevant issuer of debt securities, Southwest Gas Holdings, Inc. or Southwest Gas Corporation, as the case may be, and not to their respective subsidiaries.

When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement. We will also indicate in any applicable prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. Unless otherwise specified in any applicable prospectus supplement, the senior debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. To the extent we issue secured or subordinated debt securities, the terms will be described in the applicable prospectus supplement.

The debt securities of Southwest Gas Holdings, Inc. will be issued under an indenture between Southwest Gas Holdings, Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Holdings Indenture”) in the form included as an exhibit to the registration statement of which this prospectus forms a part. Unless otherwise specified in any applicable prospectus supplement, the debt securities of Southwest Gas Corporation will be issued under the indenture, dated as of June 4, 2020, by and between Southwest Gas Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Corporation Indenture” and, together with the Holdings Indenture, the “Indentures”). Each Indenture describes the terms of the debt securities and does not limit the amount of debt securities or other unsecured, senior debt we may issue. We have summarized the general terms and provisions of the debt securities to be governed by each Indenture. The summary is not complete and is subject to, and qualified in its entirety by reference to, all provisions of the indenture and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). A form of each Indenture has been filed as an exhibit to the registration statement that we have filed with the SEC, of which this prospectus forms a part. We encourage you to read the Indentures. Capitalized terms used in this description of our debt securities have the meanings ascribed to them in the applicable Indenture.

General

The terms of each series of debt securities will be established by our board of directors or a committee thereof and set forth or determined in the manner provided in an Officers’ Certificate or by a supplemental indenture to the relevant Indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series.

We may issue debt securities in one or more series with the same or various maturities, at par, at a premium or at a discount. We need not issue all debt securities of one series at the same time and, unless otherwise provided, we may without the consent of the holders of the debt securities of that series reopen a series and issue additional debt securities of that series. We will set forth in a prospectus supplement the aggregate principal amount of any series of debt securities being offered and their specific terms, including, to the extent applicable, the following terms:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal of, and premium, if any, and interest on, the debt securities will be payable;

•	the terms and conditions upon which we may redeem or prepay the debt securities;

•	any obligation or right we have to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of debt securities;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof;

•	whether the debt securities will be issued in certificated or “book-entry only” form;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

•	the currency of denomination of the debt securities;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest on, the debt securities will be made;

•

if payments of principal of, or premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, or premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any collateral securing or guarantees of payments of principal of, or premium or interest on, the debt securities;

•

any addition to or change in the Events of Default described in this prospectus or in the relevant Indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the relevant Indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the relevant Indenture with respect to the debt securities;

•

any conversion provisions, including the conversion rate, the conversion period, provisions as to whether conversion will be mandatory, at the option of the holder or at our option, the events requiring an adjustment of the conversion rate and provisions affecting conversion if such series of debt securities is redeemed;

•	any depositories, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and

•	any other terms of the debt securities, which may modify, delete, supplement or add to any provision of the relevant Indenture as it applies to that series.

We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and premium and interest on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as depositary, or a nominee (which we refer to, in the case of any debt security represented by a global debt security, as a “book-entry debt security”), or a certificate issued in definitive registered form (which we refer to, in the case of any debt security represented by a certificated security, as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth in the applicable prospectus supplement, book-entry debt securities will not be issuable in certificated form.

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any registration of transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover all taxes, assessments or other governmental charges that may be imposed in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, and any premium and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either execution by us, and authentication and delivery by the Trustee, of the certificate to the new holder or execution by us, and authentication and delivery by the Trustee, of a new certificate to the new holder.

Covenants

We will set forth in the applicable prospectus supplement any financial or restrictive covenants applicable to any issue of debt securities.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We or any guarantor of the debt securities shall not consolidate with or sell, lease or convey all or substantially all of our properties or assets to, or merge with or into, in one transaction or a series of related transactions, any Person unless:

•

we or such guarantor, as the case may be, is the continuing Person or, alternatively, the successor Person is organized under the laws of the United States of America, any State thereof or the District of Columbia, and such Person (if not us or such guarantor, as the case may be) expressly assumes, by a supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of our obligations under the debt securities and under the relevant Indenture or all of such guarantor’s obligations under its guarantee of the debt securities, as the case may be;

•	immediately after giving effect to such transaction, no Default or Event of Default has occurred or is continuing; and

•

we have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, or transfer and such supplemental indenture complies with this provision and that such supplemental indenture constitutes the legal, valid and binding obligation of the successor Person subject to customary exceptions.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•	a Default in the payment of interest upon any debt security of that series when it becomes due and payable, and continuance of such Default for a period of 30 days;

•	a Default in the payment of principal of or premium, if any, on any debt security of that series at its maturity, or otherwise;

•

failure by us or any guarantor of the debt securities of that series to comply with any of its agreements in that series of debt securities, the relevant Indenture, or its guarantee of that series of debt securities (collectively, a “Covenant Default”), for a period of 90 days after written notice specified below;

•

any guarantee with respect to the debt securities of that series ceases for any reason to be, or is asserted by us or the guarantor not to be, in full force and effect and enforceable in accordance with its terms except to the extent contemplated in the relevant Indenture or the guarantee of that series of debt securities;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of us or any guarantor of the debt securities of that series; and

•	any other Event of Default provided with respect to the debt securities of that series that is described in the applicable prospectus supplement.

A Default constituting a Covenant Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) is not an Event of Default until the Trustee (by written notice to us) or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series (by written notice to us and the Trustee) gives notice of the Default and we do not cure such Default within 90 days after receipt of such notice.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the relevant Indenture may constitute an event of default under certain indebtedness of ours or our Subsidiaries outstanding from time to time.

In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of outstanding debt securities. If any other Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the Trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the Trustee if given by the holders), declare to be due and payable immediately the principal of and accrued and unpaid interest, if any, on all debt securities of that series. At any time after a declaration of acceleration with respect to debt securities of any series has been made, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind the acceleration and its consequences if all Events of Default, other than the nonpayment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the relevant Indenture. We refer you to the applicable prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The Indentures provide that the Trustee may refuse to perform any duty or exercise any of its rights or powers under the relevant Indenture unless the Trustee receives indemnity and/or security reasonably satisfactory to it against any loss, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the Trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to pursue any remedy under the relevant Indenture or that series of debt securities, unless:

•

an Event of Default has occurred and is continuing, and that holder has previously given to the Trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made a written request to the Trustee, and offered indemnity and/or security reasonably satisfactory to the Trustee, to pursue the remedy as Trustee, and the Trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request within the 60-day period after the request is delivered, and the Trustee has failed to institute the proceeding within 60 days after receipt of the request and the offer or security and/or indemnity.

Notwithstanding any other provision in the relevant Indenture, the holder of any series of debt security will have an absolute and unconditional right to receive payment of the principal, premium and any interest on that debt security on or after the due dates expressed in that series of debt security and to institute suit for the enforcement of payment.

Each Indenture requires us, within 120 days after the end of each fiscal year, to deliver to the Trustee a certificate as to compliance with such Indenture.

Modification and Waiver

We and the Trustee may modify, amend or supplement the relevant Indenture or the debt securities of any series without notice to or the consent of any holder of any debt security:

•	to cure any ambiguity, omission, defect or inconsistency;

•

to evidence the succession of another Person to us (or any guarantor) and the assumption by any such successor of our obligations (or those of any guarantor) in accordance with “Consolidation, Merger and Sale of Assets”;

•	to add any additional Events of Default;

•	to add covenants for the benefit of the holders of all of the debt securities of any series or to surrender any right or power conferred upon us by the relevant Indenture;

•

to add one or more guarantees for the benefit of the holders of the debt securities of that series or to release one or more guarantees in accordance with the relevant Indenture or any supplemental indenture thereto;

•	to add collateral security with respect to the debt securities of that series;

•	to add or appoint a successor or separate Trustee or other agent;

•	to provide for the issuance of any debt securities or additional debt securities of that series;

•	to comply with any requirements in connection with qualifying the relevant Indenture under the Trust Indenture Act;

•	to comply with the rules of any applicable securities depository;

•

to provide for uncertificated debt securities in addition to or in place of certificated debt securities; provided, however, that the uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended;

•

to conform the provisions of the relevant Indenture to the “Description of Notes,” “Description of the Notes and Guarantees,” “Description of Debt Securities” and any similar sections of any offering memorandum or prospectus prepared in connection with the issuance of the debt securities of that series;

•	to make changes to the relevant Indenture applicable only to other series of debt securities issuable thereunder; and

•	to change any other provision if the change does not adversely affect the interests of any holder of debt securities of that series.

We may also modify and amend the relevant Indenture with the written consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of each affected holder of a series of debt securities then outstanding if that amendment will:

•	change the stated maturity of the principal of, or installment of interest on, any debt security of such series;

•	reduce the principal amount of, or the rate of interest on, any debt security of such series;

•

reduce any premium payable on the redemption or required repurchase of any debt security of such series or change the date on which any debt security of such series may or must be redeemed, repaid or required to be repurchased;

•	change the coin or currency in which the principal of, premium, if any, or interest on any debt security of such series is payable;

•	impair the right of any holder of such series to institute suit for the enforcement of any payment on or after the stated maturity of any debt security of such series;

•	reduce the percentage in principal amount of the outstanding debt security of such series, the consent of whose holders is required in order to take certain actions;

•	reduce the requirements for quorum or voting by holders in the relevant Indenture or the debt securities of such series;

•

modify any of the provisions of the relevant Indenture regarding the waiver of past defaults and the waiver of certain covenants by holders except to increase any percentage vote required or to provide that certain other provisions of the relevant Indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby; or

•	modify any of the above provisions.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the relevant Indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the relevant Indenture with respect to that series and its consequences, except a default in the payment of the principal, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge of Debt Securities

When all outstanding debt securities of any series will become due and payable at their stated maturity within one year and we have deposited (or caused to be deposited) with the Trustee cash sufficient to pay and discharge all outstanding debt securities of such series on the date of their stated maturity, then we may satisfy and discharge our obligations under the relevant Indenture with respect to such debt securities while they remain outstanding.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the relevant Indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The Indentures and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Concerning the Trustee

The Indentures and provisions of the Trust Indenture Act, which are incorporated by reference therein, contain limitations on the rights of the Trustee, should it become one of our creditors, to obtain payment of claims in certain cases, or to realize on property received in respect of any such claim, as security or otherwise. The Trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate the conflict or resign. The Trust Indenture Act and the relevant Indenture provide that in case an Event of Default shall occur (and be continuing), the Trustee will be required, in the exercise of its rights and powers, to use the same degree of care and skill of a prudent person in the conduct of such person’s own affairs. Subject to such provision, the Trustee will be under no obligation to exercise any of its rights or powers under the relevant Indenture at the request of any of the holders of the debt securities issued thereunder, unless they have offered to the Trustee security or indemnity satisfactory to it.

DESCRIPTION OF GUARANTEES

The debt securities of any series of the applicable issuer may have the benefit of guarantees (each, a “Guarantee”), by one or more of its subsidiaries (each, a “Guarantor”). In the case of Southwest Gas Corporation, the debt securities may or may not be guaranteed by Southwest Gas Holdings, Inc., its direct parent. The Guarantees, if any, will be the unsubordinated and, unless otherwise expressly stated in the applicable prospectus supplement, unsecured obligations of the respective Guarantors. The Guarantors of any series of guaranteed debt securities of each issuer may differ from the Guarantors of any other series of guaranteed debt securities of each issuer. In the event Southwest Gas Holdings, Inc. or Southwest Gas Corporation, as applicable, issues a series of guaranteed debt securities, the specific Guarantors of the debt securities of that series will be identified in the applicable prospectus supplement.

If Southwest Gas Holdings, Inc. or Southwest Gas Corporation, as applicable, issues a series of guaranteed debt securities, a description of some of the terms of Guarantees of those debt securities will be set forth in the applicable prospectus supplement. Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, each Guarantor of the debt securities of such series will unconditionally guarantee the due and punctual payment of the principal of, and premium, if any, and interest, if any, on and any other amounts payable with respect to, each debt security of such series and the due and punctual performance of all of the applicable issuer’s other obligations under the applicable Indenture with respect to the debt securities of such series, all in accordance with the terms of such debt securities and the applicable Indenture.

Notwithstanding the foregoing, unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable Indenture will contain provisions to the effect that the obligations of each Guarantor under its Guarantees and such Indenture shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor, result in the obligations of such Guarantor under such Guarantees and such Indenture not constituting a fraudulent conveyance or fraudulent transfer under applicable law. However, there can be no assurance that, notwithstanding such limitation, a court would not determine that a Guarantee constituted a fraudulent conveyance or fraudulent transfer under applicable law. If that were to occur, the court could void the applicable Guarantor’s obligations under that Guarantee, subordinate that Guarantee to other debt and other liabilities of that Guarantor or take other action detrimental to holders of the debt securities of the applicable series, including directing the holders to return any payments received from the applicable Guarantor.

The applicable prospectus supplement relating to any series of guaranteed debt securities will specify other terms of the applicable Guarantees, which may include provisions that allow a Guarantor to be released from its obligations under its Guarantee under specified circumstances or that provide for one or more Guarantees to be secured by specified collateral.

Unless otherwise expressly stated in the applicable prospectus supplement, each Guarantee will be the unsubordinated and unsecured obligation of the applicable Guarantor and will rank on a parity in right of payment with all other unsecured and unsubordinated indebtedness and guarantees of such Guarantor. Each Guarantee (other than a secured Guarantee) will be effectively subordinated to all existing and future secured indebtedness and secured guarantees of the applicable Guarantor to the extent of the value of the collateral securing that indebtedness and those guarantees. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any Guarantor that has provided an unsecured Guarantee of any debt securities, the holders of that Guarantor’s secured indebtedness and secured guarantees will be entitled to proceed directly against the collateral that secures that secured indebtedness or those secured guarantees, as the case may be, and such collateral will not be available for satisfaction of any amount owed by such Guarantor under its unsecured indebtedness and unsecured guarantees, including its unsecured Guarantees of any debt securities, until that secured debt and those secured guarantees are satisfied in full. Unless otherwise provided in the applicable prospectus supplement, the Indentures will not limit the ability of any Guarantor to incur secured indebtedness or issue secured guarantees.

Unless otherwise expressly stated in the applicable prospectus supplement, each secured Guarantee will be an unsubordinated obligation of the applicable Guarantor and will rank on a parity in right of payment with all other unsecured and unsubordinated indebtedness and guarantees of such Guarantor, except that such secured Guarantee will effectively rank senior to such Guarantor’s unsecured and unsubordinated indebtedness and guarantees in respect of claims against the collateral securing that secured Guarantee.

DESCRIPTION OF DEPOSITARY SHARES

The following description of depositary shares is only a summary and is qualified by any prospectus supplement and deposit agreement and depositary receipt used in connection with the issuance of each series of preferred stock issued through the use of depositary shares. Therefore, you should read carefully the more detailed description that would be contained in any prospectus supplement and form of deposit agreement and depositary receipt, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

We may offer fractional shares of preferred stock by issuing receipts for depositary shares. The shares of any series of preferred stock represented by depositary shares will be deposited with a bank or trust company and the holders will be issued a depositary receipt entitling them, in proportion to the fraction of a share the receipt represents, to all the rights and preferences of the preferred stock, as more fully described above under the heading “Description of Capital Stock—Preferred Stock.”

The bank or trust company that will be the depositary will function as the intermediary between Southwest Gas Holdings and the holders of the depositary receipts. Dividends and other distributions will be provided to the depositary for ultimate distribution to the holders. Redemption of the depositary shares and voting the underlying preferred stock will also be coordinated through the depositary. Holders will have the right to surrender their depositary receipts to the depositary and be entitled to receive whole shares of preferred stock that are represented by such receipts. Though the preferred stock will continue to have all of the rights and preferences, there may be no market opportunity to trade such stock and once withdrawn from the depositary, it may not be redeposited.

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. Southwest Gas Holdings will also pay charges of the depositary in connection with the initial deposit of the preferred stock and the initial issuance of the depositary receipts, any redemption of the preferred stock and any withdrawal of preferred stock by the holder of the depositary shares. Holders will pay other transfer and other taxes and governmental charges and such other charges specifically provided in the deposit agreement for their individual accounts.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase debt securities, common stock, preferred stock, depositary shares or any combination of these securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, or other offering material as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement or other offering material is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, which we will file with the SEC for incorporation by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation by Reference” for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies that investors may use to pay for the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	if applicable, the terms of redemption of the warrants;

•	the identity of the warrant agent, if any;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreements

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of those warrants. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms. Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the warrant property purchasable upon exercise of the warrant.

Form, Exchange, and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement or other offering material.

Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or common stock will not have any rights of holders of the preferred stock or common stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or common stock purchasable upon such exercise.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement or other offering material. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement or other offering material. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement or other offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement or other offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF UNITS

General

We may issue units composed of any combination of our debt securities, common stock, preferred stock, and warrants. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, or other offering material as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement or other offering material is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. We will file these documents with the SEC for incorporation by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation by Reference” for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement or other offering material may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

•	whether the units will be issued in fully registered or global form; and

•	any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Debt Securities,” “Description of Guarantees,” “Description of Capital Stock” and “Description of Warrants,” will apply to each unit and to each security included in each unit, respectively.

DESCRIPTION OF RIGHTS

We may from time to time, issue rights to purchase our debt securities, common stock, preferred stock or other securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed after such rights offering.

Each series of rights will be issued under a separate rights agreement to be entered into, from time to time, between us and a bank or trust company, as rights agent, all as set forth in a prospectus supplement relating to the particular issue of rights. The rights agent will act solely as an agent of ours in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The following description is a summary of selected provisions relating to rights that we may offer. The summary is not complete. When rights are offered in the future, a prospectus supplement, or other offering material as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the rights as described in a prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement or other offering material is subject to and is qualified in its entirety by reference to the rights agreement and, if applicable, underwriting or other arrangements relating to such rights. We will file these documents with the SEC for incorporation by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation by Reference” for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement will describe the terms of the rights to be issued, including the following where applicable:

•	the date for determining the security holders entitled to the rights distribution;

•	the aggregate number of rights and the aggregate of amount of debt securities, common shares, preferred shares or other securities purchasable upon exercise of the rights;

•	the exercise price and any adjustments to such exercise price;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which the rights may be transferable separately;

•	the date on which the right to exercise the rights shall commence and the date on which the right shall expire;

•	any material U.S. federal income tax consequences; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealer or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time in one or more transactions:

•	to purchasers directly;

•	to underwriters for public offering and sale by them;

•	through agents;

•	through dealers; or

•	through a combination of any of the foregoing methods of sale.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale of the securities. A prospectus supplement will describe the terms of any sale of securities we are offering hereunder. Direct sales may be arranged by a securities broker-dealer or other financial intermediary.

The applicable prospectus supplement will name any underwriter involved in a sale of securities. Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may be involved in any “at the market” offering of securities by or on our behalf.

Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

Unless we state otherwise in the applicable prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the securities if any are purchased.

The applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

We will name any agent involved in a sale of securities, as well as any commissions payable to such agent, in a prospectus supplement. Unless we state otherwise in the applicable prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

If a dealer is utilized in the sale of the securities being offered pursuant to this prospectus, we and/or one or more selling stockholders will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Underwriters, dealers and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at http://www.sec.gov. You may also obtain our filings through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

We also make available, free of charge, on or through our Internet web site (https://www.swgasholdings.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and, if applicable amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Please note, however, that we have not incorporated any other information by reference from our Internet web site, other than the documents listed under the heading “Incorporation by Reference.”

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and the documents incorporated by reference herein through the SEC’s Internet web site referenced above.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be a part of this prospectus.

Any reports that we file with the SEC on or after the date of this prospectus and before the date that the offering of the securities is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference into this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents previously incorporated by reference into this prospectus have been modified or superseded. We specifically incorporate by reference into this prospectus the following documents filed with the SEC (other than, in each case, documents or information deemed furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of Form 8-K, and no such information shall be deemed specifically incorporated by reference hereby):

•	Annual Report of Southwest Gas Holdings, Inc. on Form 10-K for the year ended December 31, 2019;

•	Annual Report of Southwest Gas Corporation on Form 10-K for the year ended December 31, 2019;

•	Quarterly Reports of Southwest Gas Holdings, Inc. on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020, and September 30, 2020;

•	Quarterly Reports of Southwest Gas Corporation on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020, and September 30, 2020;

•

The portions of the Definitive Proxy Statement of Southwest Gas Holdings, Inc. on Schedule 14A (filed on March  23, 2020) that were specifically incorporated by reference into its Annual Report on Form 10-K for the fiscal year ended December 31, 2019;

•	Current Reports of Southwest Gas Holdings, Inc. on Form 8-K filed on February 28, 2020, March 6, 2020, April 14, 2020, May 11, 2020 and June 4, 2020;

•	Current Reports of Southwest Gas Corporation on Form 8-K filed on April 14, 2020 and June 4, 2020; and

•

Any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus until the termination of the offering of the securities.

You may obtain a copy of any or all of the documents referred to above which have been or may be incorporated by reference into this prospectus (excluding certain exhibits unless they are specifically incorporated by reference in any such documents) at no cost to you by writing or telephoning us at the following:

Southwest Gas Holdings, Inc.

8360 S. Durango Drive

P.O. Box 98510

Las Vegas, Nevada 89193-8510

Attention: Corporate Secretary

Telephone: (702) 876-7237

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to Southwest Gas Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements incorporated in this Prospectus by reference to Southwest Gas Corporation’s Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the securities to be sold hereunder will be passed upon for us by Morrison & Foerster LLP.

3,576,180 Shares

Common Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

J.P. Morgan	BofA Securities

Co-Managers

MUFG	KeyBanc Capital Markets	TD Securities	BTIG	Wells Fargo Securities	BNY Mellon Capital Markets, LLC

The date of this prospectus supplement is March 8, 2023.